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                              CONSULTING AGREEMENT
                              --------------------

This Consulting Agreement (the "Agreement") is made on November 12, 1998, by and between SONOMA HOLDING CORPORATION, a publicly traded company and its wholly owned subsidiary PAYDAY CHECK ADVANCE, INC. D/B/A PAYDAY EXPRESS (the "Company"), 390 South 8th Street, West Dundee, Illinois 60118, and CHURCHILL GROUP, LTD. (the "Consultant"), 1255 North State Parkway, Suite 1N, Chicago, Illinois 60610.

A. The Consultant has a background in financial consulting and is willing to provide services to the Company based on this background.

B. The Company desires to have financial consulting services provided by the Consultant.

         THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1) DESCRIPTION OF SERVICES. Beginning on November 1, 1998, the Consultant shall use its best efforts to provide general financial consulting to the Company which shall include but is not limited to providing bank contracts, equity funding leads, supporting the stock price, and assisting and creating a market for the stock.

2) PAYMENT TO CONSULTANT. The Company agrees that the Consultant will provide financial consulting.

                  The Company will pay a fee of five thousand dollars ($5,000) per month for twenty four (24) months commencing November 1, 1998. As additional compensation, upon execution, the Company will issue to the Consultant or their assigns, two hundred thousand (200,000) shares of Sonoma Holding Corporation, a NASDAQ small capital stock at no cost.

3) RELATIONSHIP OF PARTIES. It is understood by the parties that the Consultant is an independent contractor with respect to the Company, and not an employee of the Company. The Company will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, to the Consultant.


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4)       ASSIGNMENT. The Consultant's obligations under this Agreement may not be assigned or transferred to any other person, firm or corporation without the prior written consent of the Company.

5) NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

                 Company:       SONOMA HOLDING CORPORATION
                                PAYDAY CHECK ADVANCE, INC. D/B/A PAYDAY EXPRESS 390 South 8th Street
                                West Dundee, Illinois  60118

                 Consultant:    CHURCHILL CROUP, LTD.
                                1255 North State Parkway, Suite 1N
                                Chicago, Illinois  60610

         Such address may be changed from time to time by either party by providing written notice in the manner set forth above.

6) ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supercedes any prior written or oral agreements between the parties.

7) AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

8) SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

9) WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.


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10)      APPLICABLE LAW. This Agreement shall be governed by the laws of the
         State of Illinois.


Agreed this 12th day of Nov     , 1998.
           ------       --------    --

SONOMA HOLDING CORPORATION
PAYDAY CHECK ADVANCE, INC. d/b/a/ Payday Express

By:      /s/ Terrence L. Donati
         --------------------------

Title:   President
         --------------------------



CHURCHILL GROUP, LTD.

By:      Donald Grauer

Title:   President
         ---------------------------